            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of SKB REIT, Inc. on Form S-11 of our report dated June 30, 2004 appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

June 30, 2004